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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 1996 (except for Note 4, as to which the date is June 5, 1996,) with respect to the financial statements of Lotus Technologies, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Intevac, Inc. for the registration of 2,587,500 shares of its common stock.

                                                               ERNST & YOUNG LLP

San Jose, California
June 5, 1996